INVESTMENT MANAGEMENT TRUST AGREEMENT

This INVESTMENT MANAGEMENT TRUST AGREEMENT (this “Agreement”) is made as of February 17, 2011 by and between China VantagePoint Acquisition Company, its principal place of business at 465 Brickell Avenue, #617, Miami, FL 33131, (the “Company”) and Continental Stock Transfer & Trust Company located at 17 Battery Place, New York, New York 10004 (the “Trustee”).

WHEREAS, the Company’s Registration Statement on Form S−1, No. 333-170006 (the “Registration Statement”), relating to the Company’s initial public offering of securities (“IPO”) has been declared effective as of the date hereof by the Securities and Exchange Commission (the “Effective Date”);

WHEREAS, EarlyBirdCapital, Inc. is acting as the underwriter (the “Underwriter”) in the IPO;
WHEREAS, the Company will complete a public offering of an aggregate of 2,642,856 warrants at a price of $0.35 per warrant (the “Warrant Offering”) simultaneously with the IPO; and
WHEREAS, as described in the Registration Statement, and in accordance with the Company’s Amended and Restated Memorandum and Articles of Association, an aggregate of $15,000,000 of the net proceeds of the IPO and the Warrant Offering ($17,171,250 if the Underwriter’s over-allotment option is exercised in full), will be delivered to the Trustee to be deposited and held in a trust account for the benefit of the Company and the holders of the Company’s ordinary shares, par value $0.001, issued in the IPO.  The amount to be delivered to the Trustee will be referred to herein as the “Property,” and the parties for whose benefit the Trustee shall hold the Property will be referred to together with the Company as the “Beneficiaries”; and

WHEREAS, the Company and the Trustee desire to enter into this Agreement to set forth the terms and conditions pursuant to which the Trustee shall hold the Property.

NOW, THEREFORE, in consideration of the premises herein contained and other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties agree as follows:

1.      Agreement and Covenants of Trustee

The Trustee hereby agrees and covenants to:

(a)      Hold the Property in trust for the Beneficiaries in accordance with the terms of this Agreement in segregated trust accounts (the “Trust Account”) established by the Trustee at  J. P. Morgan Chase Bank N. A. and at a brokerage institution selected by the Trustee that is satisfactory to the Company;

(b)      Manage, supervise and administer the Trust Account subject to the terms and conditions set forth herein;

(c)      In a timely manner, upon the instruction of the Company, to invest and reinvest the Property in United States “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act of 1940 having a maturity of 180 days or less and/or in any open ended investment company registered under the Investment Company Act of 1940 that holds itself out as a money market fund, selected by the Company meeting the conditions of Rule 2a-7 promulgated under the Investment Company Act of 1940;

(d)      Collect and receive, when due, all principal and income arising from the Property, which shall become part of the Property, as such term is used herein;

(e)      Promptly notify the Company of all communications received by it with respect to any Property requiring action by the Company;

(f)      Supply any necessary information or documents as may be requested by the Company in connection with the Company’s preparation of its tax returns;

(g)      Participate in any plan or proceeding for protecting or enforcing any right or interest arising from the Property if, as and when instructed and suitably indemnified by the Company and/or the Underwriter to do so, in the sole and absolute discretion of the Trustee;

(h)      Render to the Company, and to such other person as the Company may instruct, monthly written statements of the activities of and amounts in the Trust Account reflecting all receipts and disbursements of the Trust Account;

(i)      Commence liquidation of the Trust Account only after receipt of and only in accordance with the terms of a letter (the “Termination Letter”), in a form substantially similar to that attached hereto as either Exhibit A or Exhibit B, signed on behalf of the Company by its Chief Executive Officer or Chairman or other authorized officer, and complete the liquidation of the Trust Account and distribute the Property in the Trust Account only as directed in the Termination Letter and the other documents referred to therein (including the “Instruction Letter” from the Company and the Underwriter with respect to the transfer of the funds held in the Trust Account upon consummation of a Business Combination); provided, however, that in the event that a Termination Letter has not been received by the Trustee by the 18-month anniversary of the closing (“Closing”) of the IPO (“First Date”), or the 24-month anniversary of the Closing (“Last Date”) in the event that a definitive agreement for a Business Combination has been executed on or prior to the First Date but the Business Combination has not been consummated by the Last Date, the Trust Account shall be liquidated in accordance with the procedures set forth in the Termination Letter attached as Exhibit B hereto and distributed to the stockholders of record, other than with regard to the shares issued prior to the IPO, on the Last Date; and

(j)      Distribute the funds as directed in any Tax Disbursement Letter, Disbursement Letter or Repurchase Notification Letter (each as defined in paragraph 3(c) below).

It is agreed that the Trustee shall be entitled to reasonable compensation for acting a paying agent under section (i), (j) and the Trustee is relieved of any liability resulting from following the payment instructions of the Company.

2.      Agreements and Covenants of the Company

The Company hereby agrees and covenants to:

(a)      Give all instructions to the Trustee hereunder in writing, signed by the Company’s Chief Executive Officer.  In addition, except with respect to its duties under paragraph 1(i) above, the Trustee shall be entitled to rely on, and shall be protected in relying on, any verbal or telephonic advice or instruction which it in good faith believes to be given by any one of the persons authorized above to give written instructions, provided that the Company shall promptly confirm such instructions in writing;

(b)      Subject to the provisions of Section 6(h) of this Agreement, hold the Trustee harmless and indemnify the Trustee from and against any and all expenses, including reasonable counsel fees and disbursements, or loss suffered by the Trustee in connection with any action, suit or other proceeding brought against the Trustee involving any claim, or in connection with any claim or demand which in any way arises out of or relates to this Agreement, the services of the Trustee hereunder, or the Property or any income earned from investment of the Property, except for expenses and losses resulting from the Trustee’s gross negligence or willful misconduct.  Promptly after the receipt by the Trustee of notice of demand or claim or the commencement of any action, suit or proceeding, pursuant to which the Trustee intends to seek indemnification under this paragraph, it shall notify the Company in writing of such claim (hereinafter referred to as the “Indemnified Claim”).  The Trustee shall have the right to conduct and manage the defense against such Indemnified Claim, provided, that the Trustee shall obtain the consent of the Company with respect to the selection of counsel, which consent shall not be unreasonably withheld.  The Company may participate in such action with its own counsel;

(c)      Pay the Trustee an initial acceptance fee, an annual fee and a transaction processing fee for each disbursement made pursuant to Sections 3(a),  3(b) and 3(c) as set forth on Schedule A hereto, which fees shall be subject to modification by the parties from time to time.  It is expressly understood that the Property shall not be used to pay such fees and further agreed that said transaction processing fees shall be deducted by the Trustee from the disbursements made to the Company pursuant to Section 2(b).  The Company shall pay the Trustee the initial acceptance fee and first year’s fee at the consummation of the IPO and thereafter on the anniversary of the Effective Date. The Trustee shall refund to the Company the annual fee (on a pro rata basis) with respect to any period after the liquidation of the Trust Fund.  The Company shall not be responsible for any other fees or charges of the Trustee except as set forth in this Section 3(c) and as may be provided in Section 3(b) hereof (it being expressly understood that the Property shall not be used to make any payments to the Trustee under such Sections).

(d)      In connection with any vote of the Company’s shareholders regarding a Business Combination, provide to the Trustee an affidavit or certificate of a firm regularly engaged in the business of soliciting proxies and tabulating stockholder votes (which firm may be the Trustee) verifying the vote of the Company’s stockholders regarding such Initial Business Combination;

(e)      In all cases, provide the Underwriter with a copy of any Termination Letters and/or any other correspondence that it sends to the Trustee with respect to any proposed withdrawal from the Trust Account promptly after it issues the same; and

3.      Limited Distribution of Income and Trust Account Property.

(a)  Upon written request from the Company, which may be given from time to time in a form substantially similar to that attached hereto as Exhibit C (a “Tax Disbursement Letter”), the Trustee shall distribute to the Company interest earned on the Property in an amount necessary to cover any income tax obligation owed by the Company;

(b)  Upon written request from the Company, which may be given from time to time in a form substantially similar to that attached hereto as Exhibit D (a “Disbursement Letter”), the Trustee shall distribute to the Company interest earned on the Property in an amount requested by the Company to cover expenses related to investigating and selecting a target business and other working capital requirements; provided, however, that the Company will not be allowed to withdraw interest income earned on the Trust Account unless there are sufficient funds available to pay the Company’s tax obligations on such interest income or otherwise then due at that time; and

(c)  Pursuant to the Company’s 10b5-1 Plan, upon written request from the Company, which may be given from time to time commencing 61 days after the date hereof and ending on the date immediately prior to (i) the date on which a vote is held to approve a proposed Business Combination or (ii) the commencement of a tender offer in connection with a proposed Business Combination, in a form substantially similar to that attached as Exhibit E (a “Repurchase Notification Letter”), the Trustee shall distribute to the Company the amount necessary for it to purchase up to 1,250,000 subunits (or up to 1,437,500 subunits if the over-allotment option in the IPO is exercised in full (in either case, such amount being referred to as the “Maximum Amount”)), at prices (including commissions) not to exceed $5.70 per share (such price being referred to as the “Maximum Price”). It is agreed that the Trustee shall be entitled to reasonable compensation for acting a tender agent and/or paying agent under this section and the Trustee is relieved of any liability resulting from following the instruction of the Company in connection therewith.; and

(d)  The limited distributions referred to in paragraphs 3(a) and 3(b) above shall be made only from interest and any other income collected on the Property. Except as provided in paragraphs 3(a), 3(b) and 3(c) above, no other distributions from the Trust Account shall be permitted except in accordance with paragraph 1(i) hereof.

4.      Limitations of Liability.

The Trustee shall have no responsibility or liability to:

(a)      take any action with respect to the Property, other than as directed in paragraphs 1 and 3 hereof and the Trustee shall have no liability to any party except for liability arising out of its own gross negligence or willful misconduct;

(b)      institute any proceeding for the collection of any principal and income arising from, or institute, appear in or defend any proceeding of any kind with respect to, any of the Property unless and until it shall have received written instructions from the Company given as provided herein to do so and the Company shall have advanced or guaranteed to it funds sufficient to pay any expenses incident thereto;

(c)      change the investment of any Property, other than in compliance with paragraph 1(c);

(d)      refund any depreciation in principal of any Property;

(e)      assume that the authority of any person designated by the Company to give instructions hereunder shall not be continuing unless provided otherwise in such designation, or unless the Company shall have delivered a written revocation of such authority to the Trustee;

(f)      the other parties hereto or to anyone else for any action taken or omitted by it, or any action suffered by it to be taken or omitted, in good faith and in the exercise of its own best judgment, except for its gross negligence or willful misconduct.  The Trustee may rely conclusively and shall be protected in acting upon any order, notice, demand, certificate, opinion or advice of counsel (including counsel chosen by the Trustee, which may be issuer’s counsel), statement, instrument, report or other paper or document (not only as to its due execution and the validity and effectiveness of its provisions, but also as to the truth and acceptability of any information therein contained) which is believed by the Trustee, in good faith, to be genuine and to be signed or presented by the proper person or persons.  The Trustee shall not be bound by any notice or demand, or any waiver, modification, termination or rescission of this Agreement or any of the terms hereof, unless evidenced by a written instrument delivered to the Trustee signed by the proper party or parties and, if the duties or rights of the Trustee are affected, unless it shall give its prior written consent thereto;

(g)      verify the correctness of the information set forth in the Registration Statement or to confirm or assure that any acquisition made by the Company or any other action taken by it is as contemplated by the Registration Statement;

(h)      subject to the requirements of paragraph 3 of this Agreement, pay any taxes on behalf of the Trust Account to any governmental entity or taxing authority;

(i)      file local, state and/or Federal tax returns or information returns with any taxing authority on behalf of the Trust Account and payee statements with the Company documenting the taxes, if any, payable by the Company or the Trust Account, relating to the income earned on the Property.

(j)      pay any taxes on behalf of the Trust Account (it being expressly understood that the Property shall not be used to pay any such taxes and that such taxes, if any, shall be paid by the Company from funds not held in the Trust Account or from income earned on the Trust Account).

(k)      imply obligations, perform duties, inquire or otherwise be subject to the provisions of any agreement or document other than this Agreement and that which is expressly set forth herein.

(l)      verify calculations, qualify or otherwise approve Company requests for distributions pursuant to Sections 1(i), 1(j), 3(a), 3(b) or 3(c) above..

5.      Termination.

This Agreement shall terminate as follows:

(a)      If the Trustee gives written notice to the Company that it desires to resign under this Agreement, the Company shall use its reasonable efforts to locate a successor trustee during which time the Trustee shall act in accordance with this Agreement.  At such time that the Company notifies the Trustee that a successor trustee has been appointed by the Company and has agreed to become subject to the terms of this Agreement, the Trustee shall transfer the management of the Trust Account to the successor trustee, including but not limited to the transfer of copies of the reports and statements relating to the Trust Account, whereupon this Agreement shall terminate; provided, however, that, in the event that the Company does not locate a successor trustee within ninety days of receipt of the resignation notice from the Trustee, the Trustee may submit an application to have the Property deposited with the United States District Court for the Southern District of New York and upon such deposit, the Trustee shall be immune from any liability;

(b)      At such time that the Trustee has completed the liquidation of the Trust Account in accordance with the provisions of paragraph 1(i) hereof, and distributed the Property in accordance with the provisions of the Termination Letter, this Agreement shall terminate except with respect to paragraph 2(b); or

(c)      If, upon obtaining the prior consent of EarlyBirdCapital, Inc., the Company may give written notice to the Trustee that it desires to terminate this Agreement and appoint a successor trustee.  At such time that the Company notifies the Trustee that it desires to terminate this Agreement and appoint a successor trustee, the Trustee shall transfer the management of the Trust Account to the successor trustee, including but not limited to the transfer of copies of the reports and statements relating to the Trust Account, whereupon this Agreement shall terminate.  In addition, it is understood and agreed that applicable termination fees at the Trustee’s prevailing rates and all expenses incurred by the Trustee in connection with this transaction shall be payable and reimbursable to the Trustee, and the Company shall pay the Trustee said amounts upon demand.  It being expressly understood that the Property shall not be used to pay such fees.

6.      Miscellaneous.

(a)      The Company and the Trustee each acknowledge that the Trustee will follow the security procedures set forth below with respect to funds transferred from the Trust Account. The Company and the Trustee will each restrict access to confidential information relating to such security procedures to authorized persons. Each party must notify the other party immediately if it has reason to believe unauthorized persons may have obtained access to such confidential information, or of any change in its authorized personnel. In executing funds transfers, the Trustee will rely upon all information supplied to it by the Company, including, account names, account numbers, and all other identifying information relating to a Beneficiary, Beneficiary’s bank or intermediary bank. Except for any liability arising out of the Trustee’s gross negligence, fraud or willful misconduct, the Trustee shall not be liable for any loss, liability or expense resulting from any error in the information or transmission of the funds. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York, without giving effect to conflict of law principles that would result in the application of the substantive laws of another jurisdiction.  It may be executed in several original or facsimile counterparts, each one of which shall constitute an original, and together shall constitute but one instrument.

(b)      This Agreement contains the entire agreement and understanding of the parties hereto with respect to the subject matter hereof.  Except for Sections 1(i), 1(j), 3(a), 3(b) and 3(c), this Agreement or any provision hereof may only be changed, amended or modified by a writing signed by each of the parties hereto; provided, however, that no such change, amendment or modification may be made without the prior written consent of the Underwriter, which the parties specifically agree is and shall be a third party beneficiary for purposes of this Agreement.  As to any claim, cross-claim or counterclaim in any way relating to this Agreement, each party waives the right to trial by jury.  The Trustee may require from Company counsel an opinion as to the propriety of any proposed amendment.

(c)      The parties hereto consent to the jurisdiction and venue of any state or federal court located in the City of New York for purposes of resolving any disputes hereunder.

(d)      Any notice, consent or request to be given in connection with any of the terms or provisions of this Agreement shall be in writing and shall be sent by express mail or similar private courier service, by certified mail (return receipt requested), by hand delivery or by facsimile transmission:

if to the Trustee, to:

Continental Stock Transfer & Trust Company
17 Battery Place, 8th Floor
New York, NY 10004
Attention: Accounting Department
Fax No.: 212 616 7620

if to the Company, to:

China VantagePoint Acquisition Company
465 Brickell Avenue, #617
Miami, FL 33131
Fax No.: 212-656-1485
Attn: Wei Li, Chief Executive Officer

in either case with a copy to:

EarlyBirdCapital, Inc.
275 Madison Avenue, 27th Floor
New York, NY 10016
Fax No: [  •  ]
Attn: Steven Levine

and

Loeb & Loeb LLP
345 Park Avenue
New York, NY 10154
Fax No.: (212) 407-4990
Attn: Mitchell S. Nussbaum, Esq.

and

Graubard Miller
The Chrysler Buidling
405 Lexington Avenue, 19th Floor
New York, NY 10174
Fax No.: (212) 818-8000
Attn: David Alan Miller, Esq.

(e)      This Agreement may not be assigned by the Trustee without the prior written consent of the Company and the Underwriter.

(f)      Each of the Trustee and the Company hereby represents that it has the full right and power and has been duly authorized to enter into this Agreement and to perform its respective obligations as contemplated hereunder.

(g)      The Trustee waives any right of set-off or any right, title, interest or claim of any kind that the Trustee may have against the Property held in the Trust Account, and acknowledges and agrees that it shall not make any claims or proceed against the Trust Account, including by way of set-off, and shall not be entitled to any funds in the Trust Account under any circumstance. In the event the Trustee has a claim against the Company under this Agreement, including, without limitation, under paragraph 2(b), the Trustee will pursue such claim solely against the Company and not against the Property held in the Trust Account.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have duly executed this Investment Management Trust Agreement as of the date first written above.

CONTINENTAL STOCK TRANSFER AND TRUST COMPANY

By:	/s/ Frank DiPaolo
Name: Frank DiPaolo
Title: Chief Financial Officer

CHINA VANTAGEPOINT ACQUISITION COMPANY

By:	/s/ Wei Li
Name: Wei Li
Title: Chief Executive Officer

(Signature Page to Investment Management Trust Agreement)

Exhibit A

[LETTERHEAD OF COMPANY]

[date]

[Transfer Agent]
[Address]

Re: Trust Account No. [●] Termination Letter

Gentlemen:

Pursuant to paragraph 1(i) of the Investment Management Trust Agreement between China VantagePoint Acquisition Company (the “Company”) and Continental Stock Transfer & Trust Company (the “Trustee”), dated as of [●], 2011 (the “Trust Agreement”), this is to advise you that the Company has entered into an agreement (the “Business Agreement”) with [●] (the “Target Business”) to consummate a business combination with the Target Business (the “Business Combination”) on or about [●].  The Company shall notify you at least 48 hours in advance of the actual date of the consummation of the Business Combination (the “Consummation Date”).

In accordance with the terms of the Trust Agreement, we hereby authorize you to commence liquidation of the Trust Account to the effect that, on the Consummation Date, all of funds held in the Trust Account will be immediately available for transfer to the account or accounts that the Company shall direct on the Consummation Date.

On the Consummation Date: (i) counsel for the Company shall deliver to you written notification that the Business Combination has been consummated and (ii) the Company shall deliver to you [(a) [an affidavit] [a certificate] of _________, which verifies the vote of the Company’s shareholders in connection with the Business Combination and (b)]1 joint written instructions from the Company and EarlyBirdCapital, Inc., the underwriter of the Company’s initial public offering, with respect to the transfer of the funds held in the Trust Account (the “Instruction Letter”).  You are hereby directed and authorized to transfer the funds held in the Trust Account immediately upon your receipt of written notice from counsel and the Instruction Letter in accordance with the terms of the Instruction Letter.  In the event that certain deposits held in the Trust Account may not be liquidated by the Consummation Date without penalty, you will notify the Company of the same, and the Company and the Underwriter shall jointly direct you as to whether such funds should remain in the Trust Account and be distributed after the Consummation Date to the Company or be distributed immediately and the penalty incurred.  Upon the distribution of all the funds in the Trust Account pursuant to the terms hereof, the Trust Agreement shall be terminated and the Trust Account closed.

In the event that the Business Combination is not consummated on the Consummation Date described in the notice thereof and we have not notified you on or before the original Consummation Date of a new Consummation Date, then, upon the Trustee’s receipt of written instruction from the Company, the funds held in the Trust Account shall be reinvested as soon as reasonably practical as provided in the Trust Agreement, but in no event later than __ business days following the Consummation Date set forth in the notice.

1 Include only if there is a shareholder vote.

A-1

Very truly yours,

CHINA VANTAGEPOINT ACQUISITION COMPANY

By:
Name:
Title:

Affirmed:

By:
Name:
Title:

cc:	EarlyBirdCapital, Inc.

A-2

Exhibit B

[LETTERHEAD OF COMPANY]

[date]

[Trustee]
[Address]

Re: Trust Account No. [●] Termination Letter

Gentlemen:

Pursuant to paragraph 1(i) of the Investment Management Trust Agreement between China VantagePoint Acquisition Company (the “Company”) and Continental Stock Transfer & Trust Company (the “Trustee”), dated as of February 17, 2011 (the “Trust Agreement”), this is to advise you that (i) the Company has been unable to effect a Business Combination within the time frame specified in the Amended and Restated Articles of Association of the Company, (ii) the Company’s existence expired in accordance with the terms of its Amended and Restated Articles of Association on [●]; and (iii) the Company is proceeding to dissolve and liquidate.

Capitalized terms used but not defined herein shall have the meanings given them in the Trust Agreement.

In accordance with the terms of the Trust Agreement, we hereby authorize and request that you commence liquidation of the Trust Account as part of the Company’s plan of dissolution and distribution.  In connection with this liquidation, you are hereby authorized to establish a record date for the purposes of determining the stockholders of record entitled to receive their per share portion of the Trust Account.  The record date shall be within 10 days of the liquidation date, or as soon thereafter as is practicable.  Company has appointed [●] to serve as its designated paying agent (the “Designated Paying Agent”). You will notify the Company and the Designated Paying Agent in writing as to when all of the funds in the Trust Account will be available for immediate transfer (the “Transfer Date”).  The Designated Paying Agent shall thereafter notify you as to the account or accounts of the Designated Paying Agent that the funds in the Trust Account should be transferred to on the Transfer Date so that the Designated Paying Agent may commence distribution of such funds in accordance with the Company’s instructions.

B-1

You shall have no obligation to oversee the Designated Paying Agent’s distribution of the funds.  Upon the payment to the Designated Paying Agent of all the funds in the Trust Account, the Trust Agreement shall be terminated and the Trust Account closed.

Very truly yours,

CHINA VANTAGEPOINT ACQUISITION COMPANY

By:
Name:
Title:

Affirmed:

By:
Name:
Title:

cc:	EarlyBirdCapital, Inc.

B-2

Exhibit C

[LETTERHEAD OF COMPANY]

[date]

[Trustee]
[Address]

Re: Trust Account No. [●] Tax Disbursement Letter

Gentlemen:

Pursuant to paragraph 3(a)(i) of the Investment Management Trust Agreement between China VantagePoint Acquisition Company (the “Company”) and [______________] (the “Trustee”) dated as of [●] (the “Trust Agreement”), this is to advise you that the Trust Account, as defined in the Trust Agreement, has incurred a total of [●] in taxes (the “Tax Payments”) for the period from [●], 200[●] to [●], 200[●] (the “Tax Period”) as a result of interest and other income earned on the Property, as defined in the Trust Agreement or other tax obligations of the Company, in each case during the Tax Period.

In accordance with the terms of the Trust Agreement, we hereby authorize you to distribute from the Trust Account interest income earned on  the Property (as defined in the Trust Agreement) equal to the aggregate Tax Payments on such dates, in such amounts and to such payees as indicated on the Schedule of Tax Payments attached hereto as Schedule 1.  All checks should be delivered to the Company at [address].

Very truly yours,

CHINA VANTAGEPOINT ACQUISITION COMPANY

By:
Name:
Title:

Authorized Counsel Signatory:

By:
Name:
Title:

cc:	EarlyBirdCapital, Inc.

C-1

Schedule 1

Schedule of Tax Payments

Payment Date:  [●]
Amount:  [●]
Payee:  [●]

Payment Date: [●]
Amount:  [●]
Payee:  [●]

Payment Date:  [●]
Amount:  [●]
Payee:  [●]

C-2

Exhibit D

[LETTERHEAD OF COMPANY]

[date]

[Trustee]
[Address]

Re: Trust Account No. [●] Disbursement Letter

Gentlemen:

Pursuant to paragraph 3(b) of the Investment Management Trust Agreement between China VantagePoint Acquisition Company (the “Company”) and Continental Stock Transfer & Trust Company dated as of February 17, 2011 (the “Trust Agreement”), we hereby authorize you to disburse from the Trust Account interest income earned on the Property, as defined in the Trust Agreement, equal to $[●], to [●] via wire transfer on [●], 200[●].  The Company needs such funds to cover its expenses relating to investigating and selecting a target business and other working capital requirements.

Very truly yours,

CHINA VANTAGEPOINT ACQUISITION COMPANY

By:
Name:
Title:

Authorized Counsel Signatory:

By:
Name:
Title:

cc:	EarlyBirdCapital, Inc.

D-1

Exhibit E
[LETTERHEAD OF COMPANY]

[date]

[Trustee]
[Address]

Re: Trust Account No. [●] Purchases of Subunits

Gentlemen:

Pursuant to paragraph 3(c) of the Investment Management Trust Agreement between China VantagePoint Acquisition Company (the “Company”) and Continental Stock Transfer & Trust Company dated as of February 17, 2011 (the “Trust Agreement”), pursuant to the instructions attached hereto as Schedule A, you are instructed to distribute funds held in the Trust Account to those shareholders listed on Schedule A, from whom the Company has made purchases of Subunits at a price of $___ per Subunit, including commissions (the “Purchase Price”) pursuant to the Company’s 10b5-1 Plan.  The Purchase Price is equal to or below the Maximum Price (as defined in the Trust Agreement).  Additionally, the Subunits, together with any Subunits previously purchased by the Company pursuant to paragraph 3(c) of the Trust Agreement, do not exceed the Maximum Amount (as defined in the Trust Agreement).

CHINA VANTAGEPOINT ACQUISITION COMPANY

By:
Name:
Title:

Authorized Counsel Signatory:

By:
Name:
Title:

cc:	EarlyBirdCapital, Inc.

E-1

SCHEDULE A TO INVESTMENT MANAGEMENT TRUST AGREEMENT: SCHEDULE OF FEES

Schedule of fees pursuant to Section 3(c) of Investment Management Trust Agreement between China VantagePoint Acquisition Company

 and
Continental Stock Transfer & Trust Company

Fee Item	Time and method of payment	Amount
Initial acceptance fee, legal review, establishment of bank and investment accounts	Initial closing of IPO by wire transfer	$3,000
Annual fee	First year, initial closing of IPO by wire transfer; thereafter on the anniversary of the effective date of the IPO by wire transfer or check	$10,000
Transaction processing fee for disbursements to Company under Sections 3(a), 3(b) and Schedule 1	Deduction by Trustee from disbursement made to Company under Section 3(a), 3(b) and Schedule 1	$250
Paying Agent services as required service pursuant to section 1(i) and 3(c)	Billed to Company upon delivery of service pursuant to section 1(i) and 3(c)	Prevailing rates

Agreed:
Dated: _________, 2011

By:
Authorized Officer

Continental Stock Transfer & Trust Co.

By:
Authorized Officer

E-2